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                                                                      Exhibit 23



                              ACCOUNTANT'S CONSENT
                              --------------------


The Board of Directors
Cytec Industries Inc.:



 We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 33-80710, 33-83576, 33-85666, 333-11121 and 333-45577) and in the
registration statement on Form S-3 (No. 333-3808) of Cytec Industries Inc. of our reports dated January 28, 1998, relating to the consolidated balance sheets of Cytec Industries and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedules, which reports appear in the December 31, 1997 annual report on Form 10-K of Cytec Industries Inc.


KPMG Peat Marwick LLP

Short Hills, New Jersey
March 9, 1998



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